UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2016

REDtone Asia, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-129388	71-098116
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

12 Floor, Hualin  Building, Caoxi Road, Xuhui District, 200235 Shanghai, PRC
(Address of Principal Executive Offices, Including Zip Code)

(86) 61032230
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 7. 2016,  REDtone  International Berhad  (the "Major Shareholder''). being  the  major shareholder of REOtone Asia, Inc. (the "Company"), entered  into a Share Sale Agreement ("the Agreement") with Million Vision Development International Limited  (the "Buyer"). Pursuant to the Agreement, the  Major Shareholder shall  transfer 260.619.365 shares of the Company's common stock  to the Buyer for a consideration of RMB 38,305,948 (equivalent to approximately $5,742,031) to be satisfied in the following manner:

i)  an assumption of debt  by the Buyer of a sum of  RMB 21.31 million  (equivalent to approximately $3.19 million) being amount owing by the  Major Shareholder and/ or its subsidiaries to the Company and/or  its subsidiaries; and

 ii) the balance of RMB 17.00 million (equivalent to $2.54  million)  in cash.

Item 5.01  Changes in Control of Registrant

Pursuant to the Agreement, there shall  be a change  in control  of the Company. As of the date  the Agreement was executed, there were outstanding 282,315,356 shares of the Company 's common stock, meaning the Buyer shall hold and controls approximately 92.31% of all outstanding shares of the Company's common stock  upon completion ofthe shares transfer.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REDTONE ASIA, INC.

By:  /s/ Chuan Beng Wei
Name: Chuan Beng Wei
Title: Chief Executive Officer